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                      SECOND AMENDMENT TO CREDIT AGREEMENT

     THIS SECOND AMENDMENT TO CREDIT AGREEMENT (this "Amendment") is entered into as of November 1, 1995, by and between Datum, Inc., a Delaware corporation("Borrower"), and WELLS FARGO BANK, NATIONAL ASSOCIATION ("Bank").


                                    RECITALS

     WHEREAS, Borrower is currently indebted to Bank pursuant to the terms and conditions of that certain Credit Agreement between Borrower and Bank dated as of December 16, 1994, as amended from time to time ("Credit Agreement").

     WHEREAS, Bank and Borrower have agreed to certain changes in the terms and conditions set forth in the Credit Agreement and have agreed to amend the Credit Agreement to reflect said changes.

     NOW, THEREFORE, for valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree that the Credit Agreement shall be amended as follows:

     1. The following is hereby added to the Credit Agreement as Section 1.1.(a.1):

           "(a.1) Letter of Credit Subfeature. As a subfeature under the Line of Credit, Bank agrees from time to time during the term thereof to issue standby letters of credit for the account of Borrower to finance a potential contract with the Italian telephone company (each, a "Letter of Credit" and collectively, "Letters of Credit"); provided however, that the form and substance of each Letter of Credit shall be subject to approval by Bank, in its sole discretion; and provided further, that the aggregate undrawn amount of all





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           outstanding Letters of Credit shall not at any time exceed Two
           Hundred Fifty Thousand Dollars ($250,000.00). No Letter of Credit shall have an expiration date subsequent to March 7, 1996. The undrawn amount of all Letters of Credit shall be reserved under the Line of Credit and shall not be available for borrowings thereunder. Each Letter of Credit shall be subject to the additional terms and conditions of the Letter of Credit Agreement and related documents, if any, required by Bank in connection with the issuance thereof (each, a "Letter of Credit Agreement" and collectively, "Letter of Credit Agreements"). Each draft paid by Bank under a Letter of Credit shall be deemed an advance under the Line of Credit and shall be repaid by Borrower in accordance with the terms and conditions of this Agreement applicable to such advances; provided however, that if advances under the Line of Credit are not available, for any reason whatsoever, at the time any draft is paid by Bank, then the full amount of such draft shall be immediately due and payable, together with interest thereon, from the date such amount is paid by Bank to the date such amount is fully repaid by Borrower, at the rate of interest applicable to advances under the Line of Credit.
           In such event Borrower agrees that Bank, at Bank's sole discretion, may debit any demand deposit account maintained by Borrower with Bank for the amount of any such draft."

     2.    The following is hereby added to the Credit Agreement as Section
1.5(c):

           "(c) Letter of Credit Fees. Borrower shall pay to Bank fees upon the issuance of each Letter of Credit, upon the payment or negotiation by Bank of each draft under any Letter of Credit and upon the occurrence of any other activity with respect to any Letter of Credit (including without limitation, the transfer, amendment or cancellation of any Letter of Credit) determined in accordance with Bank's standard fees and charges then in effect for such activity."

     3. Except as specifically provided herein, all terms and conditions of the Credit Agreement remain in full force and effect, without waiver or modification. All terms defined in the Credit Agreement shall have the same meaning when used in this






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Amendment.  This Amendment and the Credit Agreement shall be read together, as on document.

     4. Borrower hereby remakes all representations and warranties contained in the Credit Agreement and reaffirms all covenants set forth therein.
Borrower further certifies that as of the date of this Amendment there exists no Event of Default as defined in the Credit Agreement, nor any condition, act or event which with the giving of notice or the passage of time or both would constitute any such Event of Default.

     IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed as of the day and year first written above.


DATUM, INC.                                     WELLS FARGO BANK,
                                                NATIONAL ASSOCIATION


By: /s/ LOUIS B. HORWITZ                        By: /s/ TIMOTHY R. SANDEL
    ---------------------------------               ----------------------------
        Louis B. Horwitz                            Timothy R. Sandel
        Chief Executive Officer                     Assistant Vice President


By: /s/ DAVID A. YOUNG
    ---------------------------------
        David A. Young
        Chief Financial
        Officer/Secretary